UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                                   FORM 8-K/A


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 23, 2002


                         LUCAS EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                        0-24374                 62-1690722
     -----------------                ------------             --------------

(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                         Identification No.)




               2591 Dallas Parkway, Suite 102, Frisco, Texas 75034

               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (469)633-0100

Item 4.  Change in Registrant's Certifying Account

On July 23, 2002, Lucas Educational Systems, Inc. (the "Registrant") was informed by Scott W. Hatfield, CPA (the "Auditor") that his firm resigned as the Registrant's independent public accountant.

The Auditor's report for the most recent fiscal year included an explanatory paragraph concerning the Registrant's ability to continue as a going concern. During the most recent fiscal year and during the interim period from March 31, 2002 until July 23, 2002, the Registrant has not had any disagreements with the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in this Current Report on Form 8-K. During such period, there were no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K. The Auditor did not report on the Registrant's financial statements for the fiscal year ended March 31, 2001.

Scott W. Hatfield, CPA has furnished to the Registrant a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. An updated copy of such letter, dated August 7, 2002 is filed as
Exhibit 1 to this Form 8-K.

On July 26, 2002, Registrant retained the accounting firm of Parks, Tschopp, Whitcomb & Orr, Maitland, Florida as its independent auditors for the fiscal year ending March 31, 2003. The Board of Directors of Registrant approved the selection of Parks, Tschopp, Whitcomb & Orr as new independent auditors. During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim periods through the date of this Report, the Company did not consult with Parks, Tschopp, Whitcomb & Orr regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


Item 7. Financial Statements, ProForma Financial Statements and Exhibits

Exhibit 16.1 Letter of S.W. Hatfield, CPA, dated August 7, 2002 addressed to the Securities and Exchange Commission pursuant to Regulation S-B, Item 304(a)(3).


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Lucas Educational Systems, Inc.

Dated:   August 7, 2002                     By: /s/ Kevin B. Halter.
                                               --------------------------
                                               Name: Kevin B. Halter, CEO